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VENABLE, BAETJER AND HOWARD, LLP
Including professional corporations

1800 Mercantile Bank & Trust Building
Two Hopkins Plaza
Baltimore, Maryland 21201-2978
(410)244-7400, Fax (410)244-7742









February 28, 1996



The Gabelli Value Fund, Inc.
One Corporate Center
Rye, New York  10580

		Re:	Rule 24f-2 Notice

Ladies and Gentlemen:

		We understand that The Gabelli Value Fund, Inc., a Maryland corporation (the "Fund"), is about to file a Rule 24f-2 Notice with the Securities and Exchange Commission (the "Commission") pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended, making definite the registration of 2,300,037.83 shares, par value $.001 per share, of the Fund's Common Stock (the "Shares"), sold pursuant to Rule 24f-2 during the Fund's fiscal year ended December 31, 1995.

		We have acted as special Maryland counsel for the Fund since its organization and are familiar with its Charter and Bylaws. We have examined the Rule 24f-2 Notice and the Prospectus and Statement of Additional Information included in the Fund's Registration Statement on Form N-1A, as amended (the
"Prospectus"). We have also examined and relied upon such corporate records of the Fund and other documents and certificates as to factual matters as we deem necessary for the purpose of this opinion, including a certificate of the Treasurer of the Fund to the effect that the Fund or its authorized agent received the authorized payment for the Shares, that the Shares were issued in accordance with the terms described in the Prospectus, and that the number of Shares outstanding during fiscal 1995 did not exceed at any time the number of shares of Common Stock authorized in the Fund's Charter.

		We have also assumed, without independent verification, the genuineness of signatures on, and the authenticity of, all documents furnished to us and the conformity of copies to the originals.


		Based upon the foregoing, we are of the opinion that:

		1.	The Fund is a duly organized and validly
existing corporation under the laws of the State of Maryland; and

		2.	The Shares of the Fund covered by the Rule 24f-2
Notice, when issued, were validly and legally issued and fully paid and nonassessable under the laws of the State of Maryland.

		This letter expresses our opinion as to the Maryland General Corporation Law governing matters such as the authorization and issuance of stock. It does not extend to the securities or "Blue Sky" laws of Maryland, to federal securities laws or to other laws.

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VENABLE
ATTORNEYS AT LAW



The Gabelli Value Fund, Inc.
February 28, 1996
Page 2



		We consent to the filing of this opinion with the Commission in connection with the filing of the Fund's Rule 24f-2 Notice for the fiscal year ended December 31, 1995. In giving this consent, we do not hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder. This opinion may not be relied upon by any other person or for any other purpose without our prior written consent.

			Very truly yours,


			/s/ Venable, Baetjer and Howard, LLP




BA3DOCS1/0032137.0117649:087879


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